                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                FORM 8-K/A NO. 2



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                         DATE OF REPORT: APRIL 28, 2000



                         CHECKFREE HOLDINGS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




            Delaware                                   0-26802                                58-2360335
--------------------------------             ---------------------------             ----------------------------
(STATE OR OTHER JURISDICTION OF                 (COMMISSION FILE NO.)                        (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                                                           IDENTIFICATION NUMBER)



                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
                                 (678) 375-3000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)



                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 20, 1999, CheckFree Holdings Corporation, a Delaware corporation (the "Company"), CheckFree Acquisition Corporation IV, a Delaware corporation and a wholly owned subsidiary of the Company ("CheckFree Acquisition"), and BlueGill Technologies, Inc., a Delaware Corporation ("BlueGill") entered into an Agreement and Plan of Merger, dated December 20, 1999, as amended (the "Merger Agreement"), whereby CheckFree Acquisition would be merged with and into BlueGill with BlueGill being the surviving entity as a wholly owned subsidiary of the Company (the "Acquisition"). Under the terms of the Merger Agreement, the Company agreed to acquire the stock of BlueGill in exchange for common stock, $.01 par value, of the Company (the "Common Stock"). The Acquisition was completed on April 28, 2000. The total consideration paid by the Company was $250,000,000. Pursuant to the terms of the Merger Agreement, 5,000,000 shares of Common Stock were issued. The shares of Common Stock received by the stockholders of BlueGill have been registered under the Securities Act of 1933, as amended. BlueGill is an international software development company and the leader in electronic billing and payment. BlueGill software provides a powerful platform for electronic billing and payment by transforming legacy systems into interactive Web applications for managing customer relationships. BlueGill software is installed at financial service institutions, telecommunications companies, utilities, and service bureaus in North America, South America and Europe.

         The Company's Board of Directors approved the issuance of the 5,000,000 shares on December 14, 1999. The shares of Common Stock received by the stockholders of BlueGill have been registered under the Securities Act of 1933, as amended.

         The transaction was accomplished through arms-length negotiations between the Company's management and BlueGill's management. BlueGill's stockholders approved the Acquisition on April 26, 2000. There was no material relationship between the stockholders of BlueGill and the Company or any of the Company's affiliates, any of the Company's directors or officers, or any associate of any such Company director or officer, prior to this transaction.


         In addition, on July 7, 2000, the Company entered into an Amended and Restated Merger Agreement to acquire the business of TransPoint, a joint venture among Microsoft Corporation, First Data Corporation, Citibank, N.A., and various subsidiaries of each of these entities. Through a series of mergers, the entities that own the TransPoint business will become our wholly-owned subsidiaries. In connection with these transactions, the Company will issue an aggregate of 17,000,000 shares of its common stock to the owners of the TransPoint business.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

               The financial statements of BlueGill Technologies, Inc. as audited by its independent auditors for the periods reflected therein are found on the Company's Form 8-K/A No.1 dated March 16, 2000, filed on April 27, 2000, and incorporated herein by reference.

         (b)   PRO FORMA FINANCIAL INFORMATION.

               The following is a list of the pro forma condensed combining financial information for CheckFree, BlueGill and TransPoint, for CheckFree and BlueGill, and for CheckFree and the TransPoint Entities filed with this report:

               Unaudited Pro Forma Condensed Combining Balance Sheet
                 with BlueGill Technologies, Inc. and TransPoint
                 as of March 31, 2000................................  F-1

               Unaudited Pro Forma Condensed Combining Statements
                 of Operations with BlueGill Technologies, Inc.
                 and TransPoint for the Year Ended June 30, 1999.....  F-2

               Unaudited Pro Forma Condensed Combining Statements
                 of Operations with BlueGill Technologies, Inc.
                 and TransPoint for the Nine Months Ended
                 March 31, 2000......................................  F-3

               Notes to Unaudited Pro Forma Condensed Combining
                 Financial Information with BlueGill Technologies,
                 Inc. and TransPoint.................................  F-4

               Unaudited Pro Forma Condensed Combining Balance
                 Sheet with TransPoint as of March 31, 2000..........  F-8

               Unaudited Pro Forma Condensed Combining Statement
                 of Operations with TransPoint for the Year Ended
                 June 30, 1999.......................................  F-9

               Unaudited Pro Forma Condensed Combining Statement
                 of Operations with TransPoint for the Nine Months
                 Ended March 31, 2000................................  F-10

               Notes to Unaudited Pro Forma Condensed Combining
                 Financial Information with TransPoint...............  F-11

               Unaudited Pro Forma Condensed Combining Balance
                 Sheet with BlueGill Technologies, Inc. as of
                 March 31, 2000......................................  F-15

               Unaudited Pro Forma Condensed Combining Statement
                 of Operations with BlueGill Technologies, Inc.
                 for the Year Ended June 30, 1999....................  F-16

               Unaudited Pro Forma Condensed Combining Statement of
                 Operations with BlueGill Technologies, Inc. for
                 the Nine Months Ended March 31, 2000................  F-17

               Notes to Unaudited Pro Forma Condensed Combining
                 Financial Information with BlueGill Technologies,
                 Inc.................................................  F-18


         (c)   EXHIBITS.

               EXHIBIT NO.                     DESCRIPTION

                  2(a) Agreement and Plan of Merger, dated as of December 20, 1999, among CheckFree Holdings Corporation, CheckFree Acquisition
                                Corporation IV, and BlueGill Technologies,
                                Inc. (Reference is made to Appendix A to Registration Statement on Form S-4, as amended (Registration No. 333-32644), filed with the Securities Exchange Commission on March 16, 2000, and incorporated herein by reference).

                  2(b) Amendment to Agreement and Plan of Merger, dated April 27, 2000, among CheckFree Holdings Corporation, CheckFree Acquisition Corporation IV, and BlueGill Technologies, Inc. (Reference is made to Exhibit 2(b) to Current Report on Form 8-K dated April 28, 2000, filed with the Securities and Exchange Commission on May 15, 2000, and incorporated herein by reference).

                  23      *      Consent of Arthur Andersen LLP.
-----------
* Previously filed with this Form 8-K.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   CHECKFREE HOLDINGS CORPORATION




Date:  July 10, 2000               By: /s/ David Mangum
                                      ------------------------------------------
                                           David Mangum, Executive Vice
                                           President and Chief Financial Officer

                         CHECKFREE HOLDINGS CORPORATION

             UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                WITH BLUEGILL TECHNOLOGIES, INC. AND TRANSPOINT
                              AS OF MARCH 31, 2000

                                                       HISTORICAL AMOUNTS
                                                ---------------------------------
                                                CHECKFREE                            PRO FORMA
                                                HOLDINGS    BLUEGILL   TRANSPOINT   ADJUSTMENTS       TOTAL
                                                ---------   --------   ----------   -----------     ----------
                                                                        (IN THOUSANDS)
ASSETS:
Current Assets:
  Cash and cash equivalents...................  $125,043    $ 15,044    $  8,019    $   100,000(1)  $  248,106
  Investments.................................    26,292          --          --             --         26,292
  Accounts receivable, net....................    53,343       1,151          --             --         54,494
  Prepaid expenses and other assets...........    11,716         189         750             --         12,655
  Deferred income taxes.......................     9,444          --          --             --          9,444
                                                ---------   --------    --------    -----------     ----------
         Total current assets.................   225,838      16,384       8,769        100,000        350,991
Property and equipment, net...................    84,461       1,453         763             --         86,677
Capitalized software, net.....................    23,006          --       9,926        195,673(1)     221,705
                                                                                         (6,900)(2)
Goodwill, net.................................    29,539          --          --      1,017,985(1)   1,047,524
Other intangible assets, net..................    12,224          --          --        577,500(1)     589,724
Investments...................................    52,869          --          --             --         52,869
Deferred income taxes.........................    34,436          --          --             --         34,436
Other noncurrent assets.......................    13,760           2          --             --         13,762
                                                ---------   --------    --------    -----------     ----------
         Total assets.........................  $476,133    $ 17,839    $ 19,458    $ 1,884,258     $2,397,688
                                                =========   ========    ========    ===========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable............................  $  6,573    $  1,294    $ 11,853    $        --     $   19,720
  Accrued liabilities.........................    41,032         228       4,547          3,925(1)      50,907
                                                                                          1,175(3)
  Deferred income taxes.......................        --          --          --         88,410(1)      88,410
  Current portion of long-term obligations....     6,533         159          --             --          6,692
  Deferred revenue............................    29,638       1,191       4,500             --         35,329
                                                ---------   --------    --------    -----------     ----------
         Total current liabilities............    83,776       2,872      20,900         93,510        201,058
Accrued rent and other........................     6,653          --          --             --          6,653
Obligations under capital leases -- less
  current portion.............................       820         337          --             --          1,157
Convertible subordinated notes................   172,500          --          --             --        172,500
Minority interest.............................        --          --      40,329        (40,329)(1)         --
Deferred income taxes.........................        --          --          --        221,933(1)     221,933
                                                ---------   --------    --------    -----------     ----------
         Total liabilities....................   263,749       3,209      61,229        275,114        603,301
Redeemable preferred stock....................        --      25,963          --        (25,963)(1)         --
Stockholders' equity:
  Common stock................................       531           7          --            210(1)         748
  Additional paid-in capital..................   517,912       1,753          --      1,588,108(1)   2,106,598
                                                                                         (1,175)(3)
  Other.......................................      (281)       (650)         --            650(1)        (281)
  Member's capital deficiency.................        --          --     (41,771)        41,771(1)          --
  Accumulated deficit.........................  (305,778)    (12,443)         --         12,443(1)    (312,678)
                                                                                         (6,900)(2)
                                                ---------   --------    --------    -----------     ----------
         Total stockholders' equity...........   212,384     (11,333)    (41,771)     1,635,107      1,794,387
                                                ---------   --------    --------    -----------     ----------
         Total liabilities and stockholders'
           equity.............................  $476,133    $ 17,839    $ 19,458    $ 1,884,258     $2,397,688
                                                =========   ========    ========    ===========     ==========

  See Notes to Unaudited Pro Forma Condensed Combining Financial Information.

                         CHECKFREE HOLDINGS CORPORATION

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                WITH BLUEGILL TECHNOLOGIES, INC. AND TRANSPOINT
                        FOR THE YEAR ENDED JUNE 30, 1999

                                                   HISTORICAL AMOUNTS
                                            ---------------------------------
                                            CHECKFREE                            PRO FORMA
                                            HOLDINGS    BLUEGILL   TRANSPOINT   ADJUSTMENTS      TOTAL
                                            ---------   --------   ----------   -----------    ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Processing and servicing................  $201,059    $    --     $     --     $      --     $ 201,059
  License fees............................    15,975      2,517           --            --        18,492
  Maintenance fees........................    17,746         48           --            --        17,794
  Other...................................    15,351        925           --            --        16,276
                                            --------    -------     --------     ---------     ---------
          Total revenues..................   250,131      3,490           --            --       253,621
Expenses:
  Cost of processing, servicing and
     support..............................   146,704        969        3,062            --       150,735
  Research and development................    21,085      1,457       26,560            --        49,102
  Sales and marketing.....................    32,354      2,318       11,302            --        45,974
  General and administrative..............    31,466      2,045        2,404       424,622(4)    460,537
  Depreciation and amortization...........    24,630        106        1,870                      26,606
  In-process research and development.....     2,201         --           --            --         2,201
                                            --------    -------     --------     ---------     ---------
          Total expenses..................   258,440      6,895       45,198       424,622       735,155
  Net gain on dispositions of assets......     4,576         --           --            --         4,576
                                            --------    -------     --------     ---------     ---------
Loss from operations......................    (3,733)    (3,405)     (45,198)     (424,622)     (476,958)
Other:
  Minority interest.......................        --         --        2,064        (2,064)(5)        --
  Interest, net...........................     2,181        194          464            --         2,839
                                            --------    -------     --------     ---------     ---------
Loss before income taxes..................    (1,552)    (3,211)     (42,670)     (426,686)     (474,119)
Income tax benefit........................   (12,009)        --           --       (88,410)(4)  (100,419)
                                            --------    -------     --------     ---------     ---------
Net income (loss).........................  $ 10,457    $(3,211)    $(42,670)    $(338,276)    $(373,700)
                                            ========    =======     ========     =========     =========
Basic earnings (loss) per share:
  Net income (loss) per common share......  $   0.20                                           $   (5.04)
                                            ========                                           =========
  Equivalent number of shares.............    52,444                                21,714(1)     74,158
                                            ========                             =========     =========
Diluted earnings (loss) per share:
  Net income (loss) per common share......  $   0.18                                           $   (5.04)
                                            ========                                           =========
  Equivalent number of shares.............    56,529                                17,629(6)     74,158
                                            ========                             =========     =========

  See Notes to Unaudited Pro Forma Condensed Combining Financial Information.

                         CHECKFREE HOLDINGS CORPORATION

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                WITH BLUEGILL TECHNOLOGIES, INC. AND TRANSPOINT
                    FOR THE NINE MONTHS ENDED MARCH 31, 2000

                                             HISTORICAL AMOUNTS
                                      ---------------------------------
                                      CHECKFREE                            PRO FORMA
                                      HOLDINGS    BLUEGILL   TRANSPOINT   ADJUSTMENTS        TOTAL
                                      ---------   --------   ----------   -----------      ---------
                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Processing and servicing..........  $189,430    $    --     $     --    $       --       $ 189,430
  License fees......................    10,295      4,578           --            --          14,873
  Maintenance fees..................    13,571        349           --            --          13,920
  Other.............................     8,399      1,180            7            --           9,586
                                      --------    -------     --------    ----------       ---------
          Total revenues............   221,695      6,107            7            --         227,809
Expenses:
  Cost of processing, servicing and
     support........................   133,684      1,496       13,856            --         149,036
  Research and development..........    24,276      2,142        5,997            --          32,415
  Sales and marketing...............    29,522      5,602       13,980            --          49,104
  General and administrative........    28,837      4,463        1,858            --          35,158
  Depreciation and amortization.....    23,789        272        2,755       284,492(4)      311,308
  In-process research and
     development....................        --         --           --            --              --
                                      --------    -------     --------    ----------       ---------
          Total expenses............   240,108     13,975       38,446       284,492         577,021
  Net gain on dispositions of
     assets.........................        --         --           --            --              --
                                      --------    -------     --------    ----------       ---------
Loss from operations................   (18,413)    (7,868)     (38,439)     (284,492)       (349,212)
Other:
  Minority interest.................        --         --        5,608        (5,608)(5)          --
  Interest, net.....................       (83)       619        1,054            --           1,590
                                      --------    -------     --------    ----------       ---------
Loss before income taxes............   (18,496)    (7,249)     (31,777)     (290,100)       (347,622)
Income tax benefit..................    (6,718)        --           --       (52,718)(4)     (59,436)
                                      --------    -------     --------    ----------       ---------
Net income (loss)...................  $(11,778)   $(7,249)    $(31,777)   $ (237,382)      $(288,186)
                                      ========    =======     ========    ==========       =========
Basic earnings (loss) per share:
  Net income (loss) per common
     share..........................  $  (0.23)                                            $   (3.90)
                                      ========                                             =========
  Equivalent number of shares.......    52,246                                21,714(1)       73,960
                                      ========                            ==========       =========
Diluted earnings (loss) per share:
  Net income (loss) per common
     share..........................  $  (0.23)                                            $   (3.90)
                                      ========                                             =========
  Equivalent number of shares.......    52,246                                21,714(1)       73,960
                                      ========                            ==========       =========

   See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                         CHECKFREE HOLDINGS CORPORATION

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION
                WITH BLUEGILL TECHNOLOGIES, INC. AND TRANSPOINT

     1. Adjustment to reflect the issuance of CheckFree Holdings common stock, options and related direct acquisition expenses as the total purchase price for the net assets of BlueGill and the TransPoint business, and the elimination of BlueGill's redeemable preferred stock and stockholders' equity and revaluation of TransPoint's capitalized software costs and the elimination of TransPoint's minority interest and member's capital deficiency. The fair market values of intangible assets are preliminary estimates based on independent appraisals and current facts and circumstances.

                                                                   (IN THOUSANDS)
                                                                   --------------
Cash........................................................  $  100,000
Capitalized software, net...................................     195,673
Goodwill, net...............................................   1,017,985
Other intangible assets, net................................     577,500
BlueGill redeemable preferred stock.........................      25,963
BlueGill common stock.......................................           7
BlueGill additional paid in capital.........................       1,753
TransPoint minority interest................................      40,329
  CheckFree Holdings common stock...........................                $      217
  CheckFree Holdings additional paid in capital.............                 1,589,861
  BlueGill accumulated deficit..............................                    12,443
  BlueGill other equity.....................................                       650
  TransPoint member's capital deficiency....................                    41,771
  Current deferred income tax liability.....................                    88,410
  Long-term deferred income tax liability...................                   221,933
  Accrued acquisition expenses..............................                     3,925
                                                              ----------    ----------
          Totals............................................  $1,959,210    $1,959,210
                                                              ==========    ==========

     The following chart indicates the components of the estimated purchase prices of the acquisitions inherent in the adjusting entry:

                                                   BLUEGILL      TRANSPOINT      COMBINED
                                                  ACQUISITION    ACQUISITION      TOTAL
                                                  -----------    -----------    ----------
                                                               (IN THOUSANDS)
CheckFree Holdings common stock.................   $221,449      $1,350,083     $1,571,532
Issuance of CheckFree Holdings options..........     18,546              --         18,546
TransPoint cash infusion........................         --        (100,000)      (100,000)
Estimated direct acquisition costs..............        600           3,325          3,925
                                                   --------      ----------     ----------
          Total estimated purchase price........   $240,595      $1,253,408     $1,474,003
                                                   ========      ==========     ==========

     The combined estimated purchase price will be issued in exchange for the net assets of BlueGill and TransPoint on their respective closing dates.

     The purchase price of BlueGill reflects the issuance of 4,713,736 shares of CheckFree Holdings common stock at $46.98 per share which is the average closing price of CheckFree Holdings common stock for the three trading days preceding and the three trading days following the closing of the acquisition. Under the terms of the BlueGill merger agreement, CheckFree Holdings has also issued 634,145 CheckFree Holdings options to replace BlueGill options, 286,264 of which are already vested. The value of the assumed CheckFree Holdings option grant is based on a Black-Scholes valuation model assuming a $46.98 stock price, an average strike price of $2.18, an average life of 2.9 years, a risk-free interest rate of 6.47% and volatility of 83.4%.

     The purchase price of TransPoint and the entering into the related commercial agreements reflects the assumed issuance of 17,000,000 shares of CheckFree Holdings common stock at $79.42 per share, which is the average end of day price of CheckFree Holdings common stock for the three trading days preceding and the three days following the announcement of the acquisition. Under the terms of the merger agreement, the TransPoint business is to have $100 million in cash immediately prior to the closing of the Transfers.

     The following table provides the preliminary allocation of the purchase price inherent in the adjusting entry:

                                                   BLUEGILL      TRANSPOINT
                                                  ACQUISITION    ACQUISITION     COMBINED
                                                  -----------    -----------    ----------
                                                               (IN THOUSANDS)
In process research and development.............   $  6,900      $       --     $    6,900
Current technologies and products...............     13,700         185,000        198,700
                                                   --------      ----------     ----------
     Sub-total capitalized software, net........     20,600         185,000        205,600
Goodwill, net...................................    193,007         824,978      1,017,985
Other intangible assets:
  Workforce in place............................      2,600              --          2,600
  Customer list.................................     10,600          25,000         35,600
  Tradename.....................................     15,100          29,000         44,100
  Strategic agreements..........................         --         494,000        494,000
  Covenants not to compete......................      1,200              --          1,200
                                                   --------      ----------     ----------
     Sub-total other intangible assets..........     29,500         548,000        577,500
Deferred income taxes...........................    (17,142)       (293,200)      (310,342)
Net assets of respective company:
  Cash and cash equivalents.....................     15,044           8,019         23,063
  Property and equipment........................      1,452             763          2,215
  Other, net....................................     (1,866)        (20,152)       (22,018)
                                                   --------      ----------     ----------
     Sub-total net assets.......................     14,630         (11,370)         3,260
                                                   --------      ----------     ----------
Total purchase price............................   $240,595      $1,253,408     $1,494,003
                                                   ========      ==========     ==========

     Details of specific technologies and the related useful lives of all intangible assets are described in the Notes to Unaudited Pro Forma Condensed Combining Financial Information for CheckFree Holdings and TransPoint on page F-12 and CheckFree Holdings and BlueGill on page F-19.

     2. Adjustment to write off the balance of in-process research and development. As the amounts are non-deductible for federal and state tax purposes, there is no related income tax benefit resulting from the charge. Refer to Note B in the Notes to Unaudited Pro Forma Condensed Combining Financial Information for CheckFree Holdings and TransPoint on page F-14 and CheckFree Holdings and BlueGill on page F-21 for a detailed description of in-process research and development for the respective acquisition. The amount of in-process research and development is $6.9 million for BlueGill and $0 for TransPoint.
x

                                                      (IN THOUSANDS)
Accumulated deficit................................  $6,900
  Capitalized software, net........................            $6,900

     3. Adjustment to accrue the cost of registering CheckFree Holdings shares to be issued for BlueGill of $500,000 and registering CheckFree Corporation shares to be issued for TransPoint of $675,000.

                                                      (IN THOUSANDS)
Additional paid-in capital.........................  $1,175
  Accrued liabilities..............................            $1,175

     4. Adjustment to reflect additional amortization expense and the related income tax benefit associated with the intangible assets acquired.

                                           BLUEGILL    TRANSPOINT    COMBINED ADJUSTMENT
                                           --------    ----------    --------------------
                                                           (IN THOUSANDS)
YEAR ENDED JUNE 30, 1999
Depreciation and amortization............  $61,826      $362,796     $424,622
Current deferred income tax liability....    9,290        79,120       88,410
  Capitalized software, net..............    3,938        61,667                 $ 65,605
  Goodwill, net..........................   38,601       164,996                  203,597
  Other intangible assets, net...........   19,287       136,133                  155,420
  Income tax benefit.....................    9,290        79,120                   88,410
                                                                     --------    --------
     Total...............................                            $513,032    $513,032
                                                                     ========    ========

NINE MONTHS ENDED MARCH 31, 2000
Depreciation and amortization............  $34,145      $250,347     $284,492
Current deferred income tax liability....    2,078        50,640       52,718
  Capitalized software, net..............    2,954        46,250                 $ 49,204
  Goodwill, net..........................   28,951       123,747                  152,698
  Other intangible assets, net...........    2,240        80,350                   82,590
  Income tax benefit.....................    2,078        50,640                   52,718
                                                                     --------    --------
     Total...............................                            $337,210    $337,210
                                                                     ========    ========

     Goodwill amortization is non-deductible for federal and state income tax purposes. A blended effective income tax rate of 40% was applied to the deductible amortization to determine the related income tax benefit in the entries above.

     5. Adjustment to reflect the elimination of minority interest recorded in the period due to the acquisition of all of the ownership interest in TransPoint by CheckFree Holdings.

     6. When combined with BlueGill's historical loss, TransPoint's historical loss and the combined pro forma adjustments, the historical CheckFree Holdings net income for the year ended June 30, 1999 resulted in a combined net loss. As a result, due to the anti-dilutive effect on earnings per share, the equivalent number of shares for purposes of determining diluted earnings per share, was reduced to agree with the equivalent number of shares for basic earnings per share. The following chart identifies by type of potentially dilutive security, the number of additional shares that could potentially dilute basic earnings per share in the future and the number of shares issued for both BlueGill and TransPoint.

                                                          (IN THOUSANDS)
CheckFree Holdings common shares issued for:
  TransPoint............................................      13,000
  BlueGill..............................................       4,714
Potentially dilutive securities:
  Options and warrants..................................      (4,085)
                                                              ------
Net adjustment to dilutive shares outstanding...........      17,629
                                                              ======

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

     Note A: Management believes that the assumptions used in preparing the Unaudited Pro Forma Condensed Combining Balance Sheet and the Unaudited Pro Forma Condensed Combining Statement of Operations provide a reasonable basis for presenting the significant effects of the acquisitions of BlueGill and TransPoint; that the pro forma adjustments give appropriate effect to those assumptions; and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Condensed Combining Balance Sheet and Statement of Operations.

     Note B: The Unaudited Pro Forma Condensed Combining Balance Sheet of CheckFree Holdings, BlueGill and TransPoint has been prepared as if the acquisitions were completed as of March 31, 2000 and were accounted for as purchases.

     CheckFree Holdings issued 4,713,736 shares of CheckFree Holdings common stock in the BlueGill merger with a fair market value of $46.98 per share. CheckFree Holdings also issued 634,145 CheckFree Holdings options to replace BlueGill options, 286,264 of which are already vested. The excess of fair value over the strike price of options issued per the merger agreement carry a value of $18,546,000. CheckFree Holdings incurred $600,000 of direct acquisition costs. The total purchase price of $240,595,000 was allocated to the assets acquired and liabilities assumed based on BlueGill's March 31, 2000 balance sheet.

     CheckFree Holdings will issue 17,000,000 shares of its common stock at an assumed value of $79.42 for the net assets of TransPoint and the entering into of the related commercial agreements. Under the merger agreement, TransPoint is to have $100 million of cash immediately prior to the closing of the mergers. CheckFree Holdings expects to incur approximately $3,325,000 of direct acquisition costs. The total purchase price of $1,253,408,000 was allocated to assets acquired and liabilities assumed based on TransPoint's March 31, 2000 balance sheet.

     The allocation of the BlueGill and TransPoint purchase prices among their related identifiable tangible and intangible assets and purchased in-process research and development is based on preliminary estimates of the fair market value of those assets. Final determination of the allocation of the purchase prices will be based on independent appraisals that CheckFree Holdings expects to have completed shortly after the respective acquisitions are consummated. For a detailed description of in-process research and development charges, see Note B for TransPoint on page F-14 and Note B for BlueGill on page F-21.

     Note C: CheckFree Holdings' statement of operations for the year ended June 30, 1999, has been combined with the BlueGill statement of operations and the TransPoint statement of operations for the twelve months ended June 30, 1999. CheckFree Holdings' statement of operations for the nine month period ended March 31, 2000 has been combined with the BlueGill statement of operations and the TransPoint statement of operations for the nine months ended March 31, 2000. Actual statements of operations of CheckFree Holdings and BlueGill, and CheckFree Holdings and TransPoint will be combined from the effective date of the respective acquisitions, with no retroactive restatement.

     Note D: The unaudited pro forma condensed combining statement of operations for CheckFree Holdings, BlueGill and TransPoint have been prepared as if the merger was completed as of July 1, 1998, the beginning of the earliest period presented. The unaudited pro forma combined net income (loss) per share is based on the weighted average number of shares of CheckFree Holdings common stock outstanding during the periods, adjusted to give effect to shares assumed to be issued had the acquisitions taken place as of July 1, 1998.

     Note E: The unaudited pro forma condensed combining statement of operations do not include a charge for the value of the estimated $6.9 million (no income tax effect) of purchased research and development arising from the merger with BlueGill, which will be expensed at acquisition, as this expense will have no continuing impact.

                         CHECKFREE HOLDINGS CORPORATION

             UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                                WITH TRANSPOINT
                              AS OF MARCH 31, 2000

                                                 HISTORICAL AMOUNTS
                                               ----------------------
                                               CHECKFREE                 PRO FORMA
                                               HOLDINGS    TRANSPOINT   ADJUSTMENTS       TOTAL
                                               ---------   ----------   -----------     ----------
                                                                 (IN THOUSANDS)
ASSETS:
Current assets:
  Cash and cash equivalents..................  $ 125,043    $  8,019    $  100,000(1)   $  233,062
  Investments................................     26,292          --            --          26,292
  Accounts receivable, net...................     53,343          --            --          53,343
  Prepaid expenses and other assets..........     11,716         750            --          12,466
  Deferred income taxes......................      9,444          --            --           9,444
                                               ---------    --------    ----------      ----------
          Total current assets...............    225,838       8,769       100,000         334,607
Property and equipment, net..................     84,461         763            --          85,224
Capitalized software, net....................     23,006       9,926       175,073(1)      208,005
Goodwill, net................................     29,539          --       824,978(1)      854,517
Other intangible assets, net.................     12,224          --       548,000(1)      560,224
Investments..................................     52,869          --            --          52,869
Deferred income taxes........................     34,436          --            --          34,436
Other noncurrent assets......................     13,760          --            --          13,760
                                               ---------    --------    ----------      ----------
          Total assets.......................  $ 476,133    $ 19,458    $1,648,051      $2,143,642
                                               =========    ========    ==========      ==========
LIABILITIES AND STOCKHOLDER'S EQUITY:
Current liabilities:
  Accounts payable...........................  $   6,573    $ 11,853    $       --      $   18,426
  Accrued liabilities........................     41,032       4,547         3,325(1)       49,579
                                                                               675(2)
  Deferred income taxes......................         --          --        79,120(1)       79,120
  Current portion of long-term obligations...      6,533          --            --           6,533
  Deferred revenue...........................     29,638       4,500            --          34,138
                                               ---------    --------    ----------      ----------
          Total current liabilities..........     83,776      20,900        83,120         187,796
Accrued rent and other.......................      6,653          --            --           6,653
Obligations under capital leases -- less
  current portion............................        820          --            --             820
Convertible subordinated notes...............    172,500          --            --         172,500
Minority interest............................         --      40,329       (40,329)(1)          --
Deferred income taxes........................         --          --       214,081(1)      214,081
                                               ---------    --------    ----------      ----------
          Total liabilities..................    263,749      61,229       256,872         581,850
Stockholders' equity:
  Common stock...............................        531                       170(1)          701
  Additional paid-in capital.................    517,912          --     1,349,913(1)    1,867,150
                                                                              (675)(2)
  Members' capital deficiency................         --     (41,771)       41,771(1)           --
  Other......................................       (281)         --            --            (281)
  Accumulated deficit........................   (305,778)         --            --        (305,778)
                                               ---------    --------    ----------      ----------
          Total stockholder's equity.........    212,384     (41,771)    1,391,179       1,561,792
                                               ---------    --------    ----------      ----------
          Total liabilities and stockholders'
            equity...........................  $ 476,133    $ 19,458    $1,648,051      $2,143,642
                                               =========    ========    ==========      ==========

   See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                         CHECKFREE HOLDINGS CORPORATION

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                                WITH TRANSPOINT
                        FOR THE YEAR ENDED JUNE 30, 1999

                                                  HISTORICAL AMOUNTS
                                                -----------------------
                                                CHECKFREE                   PRO FORMA
                                                HOLDINGS     TRANSPOINT    ADJUSTMENTS      TOTAL
                                                ---------    ----------    -----------    ---------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Processing and servicing....................  $201,059      $     --      $      --     $ 201,059
  License fees................................    15,975            --             --        15,975
  Maintenance fees............................    17,746            --             --        17,746
  Other.......................................    15,351            --             --        15,351
                                                --------      --------      ---------     ---------
          Total revenues......................   250,131            --             --       250,131
Expenses:
  Cost of processing, servicing and support...   146,704         3,062             --       149,766
  Research and development....................    21,085        26,560             --        47,645
  Sales and marketing.........................    32,354        11,302             --        43,656
  General and administrative..................    31,466         2,403             --        33,869
  Depreciation and amortization...............    24,630         1,870        362,796(3)    389,296
  In-process research and development.........     2,201            --             --         2,201
                                                --------      --------      ---------     ---------
          Total expenses......................   258,440        45,197        362,796       666,433
  Net gain on dispositions of assets..........     4,576            --             --         4,576
                                                --------      --------      ---------     ---------
Loss from operations..........................    (3,733)      (45,197)      (362,796)     (411,726)
Other:
  Minority interest...........................        --         2,063         (2,063)(4)        --
  Interest, net...............................     2,181           464                        2,645
                                                --------      --------      ---------     ---------
Loss before income taxes......................    (1,552)      (42,670)      (364,859)     (409,081)
Income tax benefit............................   (12,009)           --        (79,120)(3)   (91,129)
                                                --------      --------      ---------     ---------
Net income (loss).............................  $ 10,457      $(42,670)     $(285,739)    $(317,952)
                                                ========      ========      =========     =========
Basic earnings (loss) per share:
  Net income (loss) per common share..........  $   0.20                                  $   (4.58)
                                                ========                                  =========
  Equivalent number of shares.................    52,444                       17,000(1)     69,444
                                                ========                    =========     =========
Diluted earnings (loss) per share:
  Net income (loss) per common share..........  $   0.18                                  $   (4.58)
                                                ========                                  =========
  Equivalent number of shares.................    56,529                       12,915(5)     69,444
                                                ========                    =========     =========

   See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                         CHECKFREE HOLDINGS CORPORATION

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                                WITH TRANSPOINT
                    FOR THE NINE MONTHS ENDED MARCH 31, 2000

                                                  HISTORICAL AMOUNTS
                                                -----------------------
                                                CHECKFREE                   PRO FORMA
                                                HOLDINGS     TRANSPOINT    ADJUSTMENTS      TOTAL
                                                ---------    ----------    -----------    ---------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Processing and servicing....................  $189,430      $     --      $      --     $ 189,430
  License fees................................    10,295            --             --        10,295
  Maintenance fees............................    13,571            --             --        13,571
  Other.......................................     8,399             7             --         8,406
                                                --------      --------      ---------     ---------
          Total revenues......................   221,695             7             --       221,702
Expenses:
  Cost of processing, servicing and support...   133,684        13,856             --       147,540
  Research and development....................    24,276         5,997             --        30,273
  Sales and marketing.........................    29,522        13,980             --        43,502
  General and administrative..................    28,837         1,858             --        30,695
  Depreciation and amortization...............    23,789         2,755        250,347(3)    276,891
  In-process research and development.........        --            --             --            --
                                                --------      --------      ---------     ---------
          Total expenses......................   240,108        38,446        250,347       528,901
  Net gain on dispositions of assets..........        --            --             --            --
                                                --------      --------      ---------     ---------
Loss from operations..........................   (18,413)      (38,439)      (250,347)     (307,199)
Other:
  Minority interest...........................        --         5,608         (5,608)(4)        --
  Interest, net...............................       (83)        1,054             --           971
                                                --------      --------      ---------     ---------
Loss before income taxes......................   (18,496)      (31,777)      (255,955)     (306,228)
Income tax benefit............................    (6,718)           --        (50,640)(3)   (57,358)
                                                --------      --------      ---------     ---------
Net income (loss).............................  $(11,778)     $(31,777)     $(205,315)    $(248,870)
                                                ========      ========      =========     =========
Basic earnings (loss) per share:
  Net income (loss) per common share..........  $  (0.23)                                 $   (3.59)
                                                ========                                  =========
  Equivalent number of shares.................    52,246                       17,000(1)     69,246
                                                ========                    =========     =========
Diluted earnings (loss) per share:
  Net income (loss) per common share..........  $  (0.23)                                 $   (3.59)
                                                ========                                  =========
  Equivalent number of shares.................    52,246                       17,000(1)     69,246
                                                ========                    =========     =========

   See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                         CHECKFREE HOLDINGS CORPORATION

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION
                                WITH TRANSPOINT

     1. Adjustment to reflect the issuance of CheckFree Holdings common stock and related acquisition expenses as the total purchase price for the net assets of TransPoint, and the revaluation of TransPoint's capitalized software costs and the elimination of TransPoint's minority interest and member's capital deficiency, net of a contractual infusion of $100 million of cash by TransPoint. The fair market values of intangible assets are preliminary estimates based on an independent appraisal, and current facts and circumstances. The final value of intangible assets will change with any change in the final purchase price and any resulting change could be material.

                                                                   (IN THOUSANDS)
Cash........................................................  $  100,000
Capitalized software, net...................................     175,073
Goodwill, net...............................................     824,978
Other intangible assets, net................................     548,000
TransPoint minority interest................................      40,329
  CheckFree Holdings common stock...........................                $      170
  CheckFree Holdings additional paid-in capital.............                 1,349,913
  TransPoint member's capital deficiency....................                    41,771
  Current deferred income tax liability.....................                    79,120
  Long term deferred income tax liability...................                   214,081
  Accrued acquisition expenses..............................                     3,325
                                                              ----------    ----------
          Totals............................................  $1,688,380    $1,688,380
                                                              ==========    ==========

     The following chart indicates the components of the estimated purchase price inherent in the adjusting entry:

                                                          (IN THOUSANDS)
CheckFree Holdings common stock.........................    $1,350,083
TransPoint cash infusion................................      (100,000)
Estimated direct acquisition costs......................         3,325
                                                            ----------
          Total estimated purchase price................    $1,253,408
                                                            ==========

     The estimated purchase price will be issued in exchange for the net assets of TransPoint on the closing date.

     The purchase price reflects the assumed issuance of 17,000,000 shares of CheckFree Holdings common stock at $79.42 per share, which is the average end of day price of CheckFree Holdings common stock for the three trading days preceding and the three days following the announcement of the acquisition of TransPoint. Under the terms of the merger and contribution agreement, TransPoint will have $100 million in cash at the effective time of the closing of the mergers.

     The following table provides the allocation of the purchase price inherent in the adjusting entry:

                                                                                 (IN THOUSANDS)
In-process research and development (Note B)...................................    $        0
Current technology and products:
  BIS/communications                         (estimated life of 3 years).......        26,000
  Service center                             (estimated life of 3 years).......        85,000
  Delivery applications                      (estimated life of 3 years).......        50,000
  Payments/interface                         (estimated life of 3 years).......        24,000
                                                                                   ----------
     Sub-total IPRD and current technology and products........................       185,000
Goodwill (estimated life of 5 years)...........................................       824,978
Other intangible assets:
  Customer list                              (estimated life of 3 years).......        25,000
  Tradename                                  (estimated life of 1 year ).......        29,000
  Strategic agreements                       (estimated life of 5 years).......       494,000
                                                                                   ----------
          Sub-total other intangible assets....................................       548,000
Deferred income taxes..........................................................      (293,200)
Net assets of TransPoint:
  Cash and cash equivalents....................................................         8,019
  Property and equipment.......................................................           763
  Liabilities assumed..........................................................       (20,901)
  Other, net...................................................................           749
                                                                                   ----------
          Sub-total net assets.................................................       (11,370)
                                                                                   ----------
          Total Purchase Price.................................................    $1,253,408
                                                                                   ==========

     The useful lives of the various intangible assets identified are based on management's preliminary estimates. Under the caption of current technology and products, lives are based on assumptions regarding the time expected for the indicated technology or product to become obsolete, which are driven primarily by planed future development work designed to replace the existing technology or product. The useful life assigned to goodwill is based upon currently acceptable lives for these assets. The useful life CheckFree Holdings assigned to the customer list is based on the estimate of the future revenue base from the existing customers. The useful life CheckFree Holdings assigned to tradename is based on the estimated time that will pass before CheckFree Holdings discontinues the use of the related name. CheckFree Holdings assigned a five-year life to the strategic agreements to coincide with the contractual life of the related agreements. CheckFree Holdings will amortize these intangible assets on a straight-line basis over their estimated useful lives.

     2. Adjustment to accrue the cost of registering CheckFree Holdings shares of its common stock to be issued for TransPoint.

                                                        (IN THOUSANDS)
Additional paid-in capital............................  $675
  Accrued liabilities.................................           $675

     3. Adjustment to reflect additional amortization expense and the related income tax benefit associated with the intangible assets acquired from TransPoint.

                                                                 (IN THOUSANDS)
YEAR ENDED JUNE 30, 1999
Depreciation and amortization...............................  $362,796
Current deferred income tax liability.......................    79,120
  Capitalized software, net.................................              $ 61,667
  Goodwill, net.............................................               164,996
  Other intangible assets, net..............................               136,133
  Income tax benefit........................................                79,120
                                                              --------    --------
     Total..................................................  $441,916    $441,916
                                                              ========    ========
NINE MONTHS ENDED MARCH 31, 2000
Depreciation and amortization...............................  $250,347
Current deferred income tax liability.......................    50,640
  Capitalized software, net.................................              $ 46,250
  Goodwill, net.............................................               123,747
  Other intangible assets, net..............................                80,350
  Income tax benefit........................................                50,640
                                                              --------    --------
     Total..................................................  $300,987    $300,987
                                                              ========    ========

     Goodwill amortization is non-deductible for federal and state income tax purposes. A blended effective income tax rate of 40% was applied to the deductible amortization to determine the related income tax benefit in the entries above.

     4. Adjustment to reflect the elimination of minority interest recorded in the period due to the acquisition of all of the ownership interest in TransPoint by CheckFree Corporation.

     5. When combined with TransPoint's historical loss and the pro forma adjustments, the historical CheckFree Holdings' net income for the year ended June 30, 1999 resulted in a combined net loss. As a result, due to the anti-dilutive effect on earnings per share, the equivalent number of shares for purposes of determining diluted earnings per share, was reduced to agree with the equivalent number of shares for basic earnings per share. The following chart identifies by type of potentially dilutive security, the number of additional shares that could potentially dilute basic earnings per share in the future and the number of shares issued for TransPoint.

                                                          (IN THOUSANDS)
CheckFree Corporation common shares issued for
  TransPoint..........................................        17,000
Potentially dilutive securities:
  Options and warrants................................        (4,085)
                                                              ------
Net adjustment to dilutive shares outstanding.........        12,915
                                                              ======

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

     Note A: Management believes that the assumptions used in preparing the Unaudited Pro Forma Condensed Combining Balance Sheet and the Unaudited Pro Forma Condensed Combining Statement of Operations provide a reasonable basis for presenting the significant effects of the acquisition of TransPoint; that the pro forma adjustments give appropriate effect to those assumptions; and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Condensed Combining Balance Sheet and Statement of Operations.

     Note B: The Unaudited Pro Forma Condensed Combining Balance Sheet of CheckFree Holdings and TransPoint has been prepared as if the mergers were completed as of March 31, 2000, and was accounted for as a purchase. CheckFree Holdings will issue 17,000,000 shares of CheckFree Holdings common stock valued at $79.42 for the net assets of TransPoint. Under the terms of the merger agreement, TransPoint will have $100 million of cash immediately prior to the closing of the mergers. CheckFree Holdings expects to incur approximately $3.3 million of direct acquisition costs. The total purchase price of $1,253,408,000 was allocated to assets acquired and liabilities assumed based on TransPoint's March 31, 2000 balance sheet.

     The allocation of the TransPoint purchase price among the identifiable tangible and intangible assets is based on preliminary estimates of the fair market value of those assets. Final determination of the allocation of the purchase price will be based on independent appraisals that CheckFree Holdings expects to have completed shortly after the mergers are consummated.

     TransPoint released the latest version of their electronic billing and payment processing system just one week prior to the announcement of the merger and contribution agreement. As a result, at this time, the value of in-process research and development is nominal and therefore not reflected. However, CheckFree Holdings will reassess the fair market value of the assets and liabilities assumed from TransPoint at the time of closing and CheckFree Holdings expects a portion of the purchase price to be allocated to in-process research and development at that time. Due to uncertainties regarding the specific products or technology enhancements that will be included in the next release and the specific date of the closing, CheckFree Holdings cannot currently provide a reasonable estimate of the expected value of in-process research and development.

     Note C: CheckFree Holdings' statement of operations for the year ended June 30, 1999, has been combined with the TransPoint statement of operations for the twelve months ended June 30, 1999. CheckFree Holdings' statement of operations for the nine month period ended March 31, 2000 has been combined with the TransPoint statement of operations for the nine months ended March 31, 2000. Actual income statements of CheckFree Holdings and TransPoint will be combined from the effective date of the mergers, with no retroactive restatement.

     Note D: The unaudited pro forma condensed combining statements of operations for CheckFree Holdings and TransPoint have been prepared as if the mergers were completed as of July 1, 1998, the beginning of the earliest period presented. The unaudited pro forma combined net income (loss) per share is based on the weighted average number of shares of CheckFree Holdings common stock outstanding during the periods, adjusted to give effect to shares assumed to be issued had the mergers taken place as of July 1, 1998.

                         CHECKFREE HOLDINGS CORPORATION

             UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                        WITH BLUEGILL TECHNOLOGIES, INC.
                              AS OF MARCH 31, 2000

                                                  HISTORICAL AMOUNTS
                                                 ---------------------
                                                 CHECKFREE                 PRO FORMA
                                                 HOLDINGS     BLUEGILL    ADJUSTMENTS     TOTAL
                                                 ---------    --------    -----------    --------
                                                                  (IN THOUSANDS)
ASSETS:
Current Assets:
  Cash and cash equivalents....................  $125,043     $15,044      $     --      $140,087
  Investments..................................    26,292          --            --        26,292
  Accounts receivable, net.....................    53,343       1,151            --        54,494
  Prepaid expenses and other assets............    11,716         189            --        11,905
  Deferred income taxes........................     9,444          --            --         9,444
                                                 --------     -------      --------      --------
          Total current assets.................   225,838      16,384            --       242,222
Property and equipment, net....................    84,461       1,453            --        85,914
Capitalized software, net......................    23,006          --        20,600(1)     36,706
                                                                             (6,900)(2)
Goodwill, net..................................    29,539          --       193,007(1)    222,546
Other intangible assets, net...................    12,224          --        29,500(1)     41,724
Investments....................................    52,869          --            --        52,869
Deferred income taxes..........................    34,436          --            --        34,436
Other noncurrent assets........................    13,760           2            --        13,762
                                                 --------     -------      --------      --------
          Total assets.........................  $476,133     $17,839      $236,207      $730,179
                                                 ========     =======      ========      ========
LIABILITIES AND STOCKHOLDER'S EQUITY:
Current liabilities:
  Accounts payable.............................  $  6,573     $ 1,294      $     --      $  7,867
  Accrued liabilities..........................    41,032         228           600(1)     42,360
                                                                                500(3)
  Deferred income taxes........................        --          --         9,290(1)      9,290
  Current portion of long-term obligations.....     6,533         159            --         6,692
  Deferred revenue.............................    29,638       1,191            --        30,829
                                                 --------     -------      --------      --------
          Total current liabilities............    83,776       2,872        10,390        97,038
Accrued rent and other.........................     6,653          --            --         6,653
Obligations under capital leases -- less
  current portion..............................       820         337            --         1,157
Convertible subordinated notes.................   172,500          --            --       172,500
Deferred income taxes..........................        --          --         7,852(1)      7,852
                                                 --------     -------      --------      --------
          Total liabilities....................   263,749       3,209        18,242       285,200
Redeemable preferred stock.....................        --      25,963       (25,963)(1)        --
Stockholders' equity:
  Common stock.................................       531           7            40(1)        578
  Additional paid-in capital...................   517,912       1,753       238,195(1)    757,360
                                                                               (500)(3)
  Other........................................      (281)       (650)          650(1)       (281)
  Accumulated deficit..........................  (305,778)    (12,443)       12,443(1)   (312,678)
                                                                             (6,900)(2)
                                                 --------     -------      --------      --------
          Total stockholder's equity...........   212,384     (11,333)      243,928       444,979
                                                 --------     -------      --------      --------
          Total liabilities and stockholders'
            equity.............................  $476,133     $17,839      $236,207      $730,179
                                                 ========     =======      ========      ========

   See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                         CHECKFREE HOLDINGS CORPORATION

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                        WITH BLUEGILL TECHNOLOGIES, INC.
                        FOR THE YEAR ENDED JUNE 30, 1999

                                                 HISTORICAL AMOUNTS
                                                ---------------------
                                                CHECKFREE                 PRO FORMA
                                                HOLDINGS     BLUEGILL    ADJUSTMENTS     TOTAL
                                                ---------    --------    -----------    --------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Processing and servicing....................  $201,059     $    --      $     --      $201,059
  License fees................................    15,975       2,517            --        18,492
  Maintenance fees............................    17,746          48            --        17,794
  Other.......................................    15,351         925            --        16,276
                                                --------     -------      --------      --------
          Total revenues......................   250,131       3,490            --       253,621
Expenses:
  Cost of processing, servicing and support...   146,704         969            --       147,673
  Research and development....................    21,085       1,457            --        22,542
  Sales and marketing.........................    32,354       2,318            --        34,672
  General and administrative..................    31,466       2,045            --        33,511
  Depreciation and amortization...............    24,630         106        61,826(4)     86,562
  In-process research and development.........     2,201          --            --         2,201
                                                --------     -------      --------      --------
          Total expenses......................   258,440       6,895        61,826       327,161
  Net gain on dispositions of assets..........     4,576          --            --         4,576
                                                --------     -------      --------      --------
Loss from operations..........................    (3,733)     (3,405)      (61,826)      (68,964)
Other:
  Interest, net...............................     2,181         194            --         2,375
                                                --------     -------      --------      --------
Loss before income taxes......................    (1,552)     (3,211)      (61,826)      (66,589)
Income tax benefit............................   (12,009)         --        (9,290)(4)   (21,299)
                                                --------     -------      --------      --------
Net income (loss).............................  $ 10,457     $(3,211)     $(52,536)     $(45,290)
                                                ========     =======      ========      ========
Basic earnings (loss) per share:
  Net income (loss) per common share..........  $   0.20                                $  (0.79)
                                                ========                                ========
  Equivalent number of shares.................    52,444                     4,714(1)     57,158
                                                ========                  ========      ========
Diluted earnings (loss) per share:
  Net income (loss) per common share..........  $   0.18                                $  (0.79)
                                                ========                                ========
  Equivalent number of shares.................    56,529                       629(5)     57,158
                                                ========                  ========      ========

   See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                         CHECKFREE HOLDINGS CORPORATION

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                        WITH BLUEGILL TECHNOLOGIES, INC.
                    FOR THE NINE MONTHS ENDED MARCH 31, 2000

                                                 HISTORICAL AMOUNTS
                                                ---------------------
                                                CHECKFREE                 PRO FORMA
                                                HOLDINGS     BLUEGILL    ADJUSTMENTS       TOTAL
                                                ---------    --------    -----------      --------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
REVENUES:
  Processing and servicing....................  $189,430     $    --      $     --        $189,430
  License fees................................    10,295       4,578            --          14,873
  Maintenance fees............................    13,571         349            --          13,920
  Other.......................................     8,399       1,180            --           9,579
                                                --------     -------      --------        --------
          Total revenues......................   221,695       6,107            --         227,802
Expenses:
  Cost of processing, servicing and support...   133,684       1,496            --         135,180
  Research and development....................    24,276       2,142            --          26,418
  Sales and marketing.........................    29,522       5,602            --          35,124
  General and administrative..................    28,837       4,463            --          33,300
  Depreciation and amortization...............    23,789         272        34,145(4)       58,206
  In-process research and development.........        --          --            --              --
                                                --------     -------      --------        --------
          Total expenses......................   240,108      13,975        34,145         288,228
  Net gain on dispositions of assets..........        --          --            --              --
                                                --------     -------      --------        --------
Loss from operations..........................   (18,413)     (7,868)      (34,145)        (60,426)
Other:
  Interest, net...............................       (83)        619            --             536
                                                --------     -------      --------        --------
Loss before income taxes......................   (18,496)     (7,249)      (34,145)        (59,890)
Income tax benefit............................    (6,718)         --        (2,078)(4)      (8,796)
                                                --------     -------      --------        --------
Net income (loss).............................  $(11,778)    $(7,249)     $(32,067)       $(51,094)
                                                ========     =======      ========        ========
Basic earnings (loss) per share:
  Net income (loss) per common share..........  $  (0.23)                                 $  (0.90)
                                                ========                                  ========
  Equivalent number of shares.................    52,246                     4,714(1)       56,960
                                                ========                  ========        ========
Diluted earnings (loss) per share:
  Net income (loss) per common share..........  $  (0.23)                                 $  (0.90)
                                                ========                                  ========
  Equivalent number of shares.................    52,246                     4,714(1)       56,960
                                                ========                  ========        ========

   See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                         CHECKFREE HOLDINGS CORPORATION

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION
                        WITH BLUEGILL TECHNOLOGIES, INC.

     1. Adjustment to reflect the issuance of CheckFree Holdings common stock, CheckFree Holdings options and related acquisition expenses as the total purchase price for the net assets of BlueGill, and the elimination of BlueGill's redeemable preferred stock and shareholders' equity. The fair market values of intangible assets are preliminary estimates based on an independent appraisal, and current facts and circumstances. The final value of intangible assets will change with any change in the final purchase price and any resulting change could be material.

                                                            (IN THOUSANDS)
Capitalized software, net..............................  $ 20,600
Goodwill, net..........................................   193,007
Other intangible assets, net...........................    29,500
BlueGill redeemable preferred stock....................    25,963
BlueGill common stock..................................         7
BlueGill additional paid-in capital....................     1,753
  CheckFree Holdings common stock......................              $     47
  CheckFree Holdings additional paid-in capital........               239,948
  BlueGill accumulated deficit.........................                12,443
  BlueGill other equity................................                   650
  Current deferred income tax liability................                 9,290
  Long term deferred income tax liability..............                 7,852
  Accrued acquisition expenses.........................                   600
                                                         --------    --------
     Totals............................................  $270,830    $270,830
                                                         ========    ========

     The following chart indicates the components of the purchase price inherent in the adjusting entry:

                                                          (IN THOUSANDS)
CheckFree Holdings common stock.........................     $221,449
Issuance of CheckFree Holdings options..................       18,546
Direct acquisition costs................................          600
                                                             --------
          Total estimated purchase price................     $240,595
                                                             ========

     The purchase price reflects the issuance of 4,713,736 shares of CheckFree Holdings common stock at $46.98 per share which is the average end of day price of CheckFree Holdings stock for the three trading days preceding and the three days following the closing of the acquisition of BlueGill. Under the terms of the merger agreement, CheckFree Holdings also issued 634,145 CheckFree Holdings options to replace BlueGill options, of which 286,264 are already vested. The value of the CheckFree Holdings option grant is based on a Black-Scholes valuation model assuming a $46.98 stock price, an average strike price of $2.18, an average life of 2.9 years, a risk-free interest rate of 6.47% and volatility of 83.4%.

     The following table provides the allocation of the purchase price inherent in the adjusting entry:

                                                                                (IN THOUSANDS)
In-process research and development (Note B)..................................     $  6,900
Current technology and products:
  Print/extraction                          (estimated life of 3 years).......        4,600
  Data management engine                    (estimated life of 4 years).......        5,700
  API or application protocol interfaces    (estimated life of 2 years).......        1,000
  Web applications                          (estimated life of 5 years).......        2,400
                                                                                   --------
     Sub-total IPR&D and current technology and products......................       20,600
Goodwill                                    (estimated life of 5 years).......      193,007
Other intangible assets:
  Workforce in place                        (estimated life of 3 years).......        2,600
  Customer list                             (estimated life of 5 years).......       10,600
  Tradename                                 (estimated life of 1 year)........       15,100
  Covenants not to compete                  (estimated life of 1 year)........        1,200
                                                                                   --------
     Sub-total other intangible assets........................................       29,500
Deferred income taxes.........................................................      (17,142)
Net assets of BlueGill:
  Cash and cash equivalents...................................................       15,044
  Property and equipment......................................................        1,452
  Other, net..................................................................       (1,866)
                                                                                   --------
     Sub-total net assets.....................................................       14,630
                                                                                   --------
     Total Purchase Price.....................................................     $240,595
                                                                                   ========

     The useful lives of the various intangible assets identified are based on management's estimates. Under the caption of current technology and products, lives are based on assumptions regarding the time expected for the indicated technology or product to become obsolete, which are driven primarily by planned future development work designed to replace the existing technology or product. The useful life assigned to goodwill is based upon currently acceptable lives for these assets. The useful life on workforce in place is based on CheckFree Holdings' estimate of the average tenure expected from the BlueGill employee base. The useful life CheckFree Holdings assigned to the customer base is based on CheckFree Holdings' estimate of the future revenue base from the existing customers. Although the BlueGill tradename is widely known at this time, CheckFree Holdings currently has no plans to continue to utilize the name once the technologies of BlueGill and CheckFree Holdings are consolidated in to a single product offering, which CheckFree Holdings expects to take place within one year of the merger. CheckFree Holdings assigned a one-year life to the covenants not to compete to coincide with the contractual life of the related agreements. CheckFree Holdings will amortize these intangible assets on a straight-line basis over their estimated useful lives.

     2. Adjustment to write off the balance of in-process research and development. As the amount is not deductible for federal or state income tax purposes, there is no related income tax benefit resulting from the charge. Refer to Note B for an explanation of in process research and development.

                                                      (IN THOUSANDS)
Accumulated deficit................................  $6,900
  Capitalized software, net........................            $6,900

     3. Adjustment to accrue the cost of registering CheckFree Holdings shares to be issued for BlueGill.

                                                        (IN THOUSANDS)
Additional paid-in capital............................  $500
  Accrued liabilities.................................           $500

     4. Adjustment to reflect additional amortization expense and the related income tax benefit associated with the intangible assets acquired from BlueGill.

                                                                (IN THOUSANDS)
YEAR ENDED JUNE 30, 1999
Depreciation and amortization...............................  $61,826
Current deferred income tax liability.......................    9,290
  Capitalized software, net.................................             $ 3,938
  Goodwill, net.............................................              38,601
  Other intangible assets, net..............................              19,287
  Income tax benefit........................................               9,290
                                                              -------    -------
     Total..................................................  $71,116    $71,116
                                                              =======    =======
NINE MONTHS ENDED MARCH 31, 2000
Depreciation and amortization...............................  $34,145
Current deferred income tax liability.......................    2,078
  Capitalized software, net.................................             $ 2,954
  Goodwill, net.............................................              28,951
  Other intangible assets, net..............................               2,240
  Income tax benefit........................................               2,078
                                                              -------    -------
     Total..................................................  $36,223    $36,223
                                                              =======    =======

     Goodwill amortization is non-deductible for federal and state income tax purposes. A blended effective income tax rate of 40% was applied to the deductible amortization to determine the related income tax benefit in the entries above.

     5. When combined with BlueGill's historical loss and the pro forma adjustments, the historical CheckFree Holdings' net income for the year ended June 30, 1999 resulted in a combined net loss. As a result, due to the anti-dilutive effect on earnings per share, the equivalent number of shares for purposes of determining diluted earnings per share, was reduced to agree with the equivalent number of shares for basic earnings per share. The following chart identifies by type of potentially dilutive security, the number of additional shares that could potentially dilute basic earnings per share in the future and the number of shares issued for BlueGill.

CheckFree Holdings common shares issued for BlueGill........   4,714
Potentially dilutive securities:
  Options and warrants......................................  (4,085)
  Other.....................................................      --
                                                              ------
     Total potentially dilutive securities..................  (4,085)
                                                              ------
Net adjustment to dilutive shares outstanding...............     629
                                                              ======

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

     Note A: Management believes that the assumptions used in preparing the Unaudited Pro Forma Condensed Combining Balance Sheet and the Unaudited Pro Forma Condensed Combining Statement of Operations provide a reasonable basis for presenting the significant effects of the acquisition of BlueGill; that the pro forma adjustments give appropriate effect to those assumptions; and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Condensed Combining Balance Sheet and Statement of Operations.

     Note B: The unaudited pro forma condensed balance sheet of CheckFree Holdings and BlueGill has been prepared as if the merger was completed as of March 31, 2000, and was accounted for as a purchase. CheckFree Holdings issued 4,713,736 shares of its common stock with a fair market value of $46.98 per share and 634,145 options, 286,264 of which are already vested. The total purchase price of $240,595,000 was allocated to assets acquired and liabilities assumed based on BlueGill's March 31, 2000 balance sheet.

     The allocation of the BlueGill purchase price among the identifiable tangible and intangible assets and purchased in process research and development is based on preliminary estimates of the fair market value of those assets. Final determination of the allocation of the purchase price will be based on independent appraisals that CheckFree Holdings expects to have completed shortly after the merger is consummated.

     BlueGill currently has five general technologies and application suites under development that meet the specific requirements of SFAS No. 2 for qualification as in-process research and development or IPRD. Critical elements of SFAS No. 2's definition of IPRD are that:

     - the product has not yet demonstrated its technological feasibility; and

     - the product does not have an alternative future use.

These in-process technologies and applications include print and extraction technology, the Data Management Engine technology, API technology, web applications and OFX payment technology. Their descriptions are found below.

     Print and extraction technology. Print and extraction technology allows for the extraction and print parsing of a biller's legacy billing information through to BlueGill's products. The following features of the print/extraction technology are under development:

     - SmartXpress 3.0.0 that comprises updates to accommodate core changes to BlueGill's DME 2.2.0;

     - Record Data Loader, which is an input module that allows for Record Data Type management by converting flat file data into XML-s for storage in the DME; and

     - Internationalization Language, which allows for the management of Asian languages (e.g. Japan, China, Korea, Hong Kong, and Taiwan) through Double Byte Character Set (DBCS) and Unicode development.

     Data Management Engine technology. The DME technology allows for archiving of transactions and linkage of data to the necessary environment within the BlueGill network. The DME is the main translator of input data to output data. The following features are under development:

     - Xerox Metacode Support, which is Xerox print support on the AIX, Solaris and HP-UX platforms;

     - AFP to PDF performance, which provides three times improvement in throughput of data through the DME; and

     - MVS Port (OS/390), which ports the source code to the MVS platform.

     APIs. The API technology encompasses knowledge engineering procedures and expert system analysis, design and development. The API technology works in between the print/extraction and parsing modules and the web applications or templates. The API "surrounds" the DME as its interface to these other technologies. The following features are under development:

     - BlueGill Engine 3.0.0. -- Pure JAVA Front End Interface, which provides a pure JAVA version of the public API set;

     - BlueGill Engine 4.0.0 -- Pure JAVA Back End Interface, which provides a pure JAVA version of the data base engine; and

     - CheckFree Holdings E-Bill 3.1 Format Support, which provides batch mode support for the CheckFree Holdings E-Bill 3.1 format.

     Web Applications. The web application technologies help in the design of industry specific templates for electronic billing and statement presentation. The following features are under development:

     - i-Insurance Template for the insurance industry billing statement templates; and

     - Market Direct 2.0, which provides one-to-one marketing capabilities with end users.

     Payments or OFX. The payments or OFX technology will allow for bill publishing services to be integrated with the i-Series products and bill consolidators. The following features are under development:

     - OFX Bill Publisher Server, which is the core OFX engine integrated with the i-Series engine support and Bill Publisher component to link to consolidators;

     - Payment Infrastructure, which is the underpinnings for interfacing with various payment solutions (e.g. ACH, PaymenTech, Cybercash); and

     - International CSP Model, which is an international version of the domestic CSP model.

     There are risks and uncertainties associated with the completion of these in-process technologies. These risks include:

     - Not Technologically Feasible.

          The acquired IPRD had not demonstrated technological or commercial feasibility as of the transaction date for BlueGill. Significant risks exist because BlueGill is unsure of the obstacles it will encounter in the form of market acceptance, time and cost necessary to produce a technologically feasible product. SFAS No. 2 does not specifically require an analysis of the development effort expended relative to an acquisition date. It is reasonable to assume, however, that an IPRD project would require a significant amount of time and cost in order to modify for CheckFree Holdings' use in the marketplace. Should the proposed technology fail to become viable, it is unlikely that CheckFree Holdings would be able to realize any value from the sale of the technology to another party.

     - No Alternative Future Use.

          The acquired IPRD consists of BlueGill's work to date on its products. The products are very specific to the tasks and markets for which it is intended. As is typically the case with software, there are no alternative uses for the in-process work in the event that the product does not become feasible for CheckFree Holdings. The development effort for the acquired IPRD does not possess an alternative future use for CheckFree Holdings under the terms of SFAS No. 2.

     - If the BlueGill project underway fails, there will be a very limited life to the existing product because the continuing pace of technological developments in the marketplace will have rendered them non-competitive. In the event of a failure, the technology acquired, as embodied in either current or in-process products, will have no alternative use and would be written off as a loss by CheckFree Holdings.

     - As of the valuation date, all of the IPRD technologies were subject to numerous technological, timing, cost and market risks. In addition to these risks already mentioned, another major risk associated with the technologies pertains to the language it's written in. According to BlueGill's management, all of the base code may go to the JAVA computer language, causing large sections of the codes to be re-written.

     The following table represents information regarding the status of the various in-process research and development projects acquired:

                                     ESTIMATED                          EXPECTED
                                      STAGE OF         ESTIMATED        COST TO
                                     COMPLETION     COMPLETION DATE     COMPLETE    VALUATION
                                     ----------    -----------------    --------    ---------
                                                                           (IN THOUSANDS)
Print/Extraction...................        38%       December 2000       $  748      $1,900
Data Management Engine.............        19%       November 2000          110       1,300
APIs...............................        46%       November 2000          703       2,300
Web Applications...................        50%           July 2000          183       1,400
Payments/OFX.......................        10%       December 2000          333           0
                                                                         ------      ------
          Total....................                                      $2,077      $6,900
                                                                         ======      ======

     The method used to allocate the purchase consideration to IPRD was the modified income approach. Under the income approach, fair value reflects the present value of the projected free cash flows that will be generated by the IPRD projects and that is attributable to the acquired technology, if successfully completed. The modified income approach takes the income approach, modified to include the following factors:

     - analysis of the stage of completion of each project;

     - exclusion of value related to research and development yet-to-be completed as part of the on-going IPRD projects; and

     - the contribution of existing technologies and applications.

     The projected revenue used in the income approach are based upon the incremental revenues associated with a portion of the project related to BlueGill's technology likely to be generated upon completion of the project and the beginning of commercial sales, as estimated by management. The projections assume that the projects will be successful and the project's development and commercialization are as set forth by management. The discount rate used in this analysis is an after tax rate of 25%.

     Note C: CheckFree Holdings' statement of operations for the year ended June 30, 1999, has been combined with the BlueGill statement of operations for the twelve months ended June 30, 1999. CheckFree Holdings' statement of operations for the nine-month period ended March 31, 2000 has been combined with the BlueGill statement of operations for the nine-month period ended March 31, 2000. Actual income statements of CheckFree Holdings and BlueGill will be combined from the effective date of the merger, with no retroactive restatement.

     Note D: The unaudited pro forma condensed combining statement of operations for CheckFree Holdings and BlueGill have been prepared as if the merger was completed as of July 1, 1998, the beginning of the earliest period presented. The unaudited pro forma combined net income (loss) per share is based on the weighted average number of shares of CheckFree Holdings common stock outstanding during the periods, adjusted to give effect to shares assumed to be issued had the merger taken place as of July 1, 1998.

     Note E: The unaudited pro forma condensed combining statement of operations do not include a charge for the value of the estimated $6.9 million (no income tax effect) of purchased research and development arising from the merger, which will be expensed at acquisition, as this expense will not have a continuing impact.

                                  EXHIBIT INDEX
                                  -------------



 EXHIBIT NO.                            DESCRIPTION

    2(a) Agreement and Plan of Merger, dated as of December 20, 1999, among CheckFree Holdings Corporation, CheckFree Acquisition Corporation IV, and BlueGill Technologies, Inc. (Reference is made to Appendix A to Registration Statement on Form S-4, as amended (Registration No. 333-32644), filed with the Securities Exchange Commission on March 16, 2000, and incorporated herein by reference).

    2(b) Amendment to Agreement and Plan of Merger, dated April 27, 2000, among CheckFree Holdings Corporation, CheckFree Acquisition Corporation IV, and BlueGill Technologies, Inc. (Reference is made to Exhibit 2(b) to Current Report on Form 8-K dated April 28, 2000, filed with the Securities and Exchange Commission on May 15, 2000, and incorporated herein by reference).


     23     *     Consent of Arthur Andersen LLP
-----------
* Previously filed with this Form 8-K.